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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                FEBRUARY 23, 2000
                         --------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                            BEVERLY HILLS LTD., INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                               16 N. FORT HARRISON
                            CLEARWATER, FLORIDA 33755
                    ----------------------------------------
                    (Address of principal executive offices)


                                  727/298-8771
                         ------------------------------
                          Registrant's telephone number


                         KEYNOTE ACQUISITION CORPORATION
                               1504 R STREET N.W.
                             WASHINGTON, D.C. 20009
                         ------------------------------
                         Former name and former address


          UTAH                     000-28523                      87-0281305
----------------------------      -----------                -------------------
(State or other jurisdiction      (Commission                  (IRS Employer
   of incorporation)              File Number)               Identification No.)

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


ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     (a) On February 23, 2000, pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement") dated as of January 27, 2000, Beverly Hills Ltd., Inc., ("Beverly Hills" or the "Company"), a Utah corporation, acquired all the outstanding shares of common stock of Keynote Acquisition Corporation ("Keynote"), a Delaware corporation, from shareholders thereof in an exchange for an aggregate of 250,000 shares of common stock of Beverly Hills (the "Acquisition"). As a result, Keynote became a wholly owned subsidiary of Beverly Hills.

     The Acquisition was adopted by the unanimous consent of the Board of Directors of Beverly Hills on January 19, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     Prior to the Acquisition, Beverly Hills had 15,325,957 shares of common stock issued and outstanding, and 15,575,957 shares issued and outstanding following the Acquisition.

     Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Beverly Hills became the successor issuer to Keynote for reporting purposes under the Securities Exchange Act of 1934 (the "Act") and elects to report under the Act effective February 23, 2000.

     A copy of the Acquisition Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

     (b) The following table sets forth certain information with respect to the beneficial ownership of Beverly Hills common stock as of February 23, 2000 with respect (giving effect to the Acquisition) to: (a) each director of the Company;
(b) each of the Company's Executive Officers; (c) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; and (d) all executive officers and directors as a group. Unless otherwise provided, the mailing address for the following persons is 16 N. Ft. Harrison, Clearwater, Florida 33755:



                            [Table follows next page]


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                                                              COMMON STOCK
                                                           BENEFICIALLY OWNED
                                                       ------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                       SHARES     PERCENTAGE
------------------------------------                   ------------   ---------
Triton Enterprises, Inc. (1)
5030 Champion Boulevard, Suite 6-212
Boca Raton, FL  33496                                   4,198,670        27.2%

Marc Barhonovich (2)
c/o Equity Advisors, Inc.
14502 N. Dale Mabry Highway
Tampa, FL  33618                                        3,613,000        21.7%

Makenzie Shea Inc. (3)
657 3rd Street
San Francisco, CA  94107                                1,046,790         6.8%

Directors:

Marc Barhonovich (2)
c/o Equity Advisors, Inc.
14502 N. Dale Mabry Highway
Tampa, FL  33618                                        3,613,000        21.7%

Steven Velte (4)
c/o Beverly Hills Ltd., Inc.
16 N. Ft. Harrison
Clearwater, FL  33755                                     590,000         3.7%

Leon F. Willis, Jr. (5)
c/o Beverly Hills Ltd., Inc.
16 N. Ft. Harrison
Clearwater, FL  33755                                     200,000         1.3%

All directors and officers as a
  group (3 persons) (6)
                                                        4,403,000        26.1%

-----------------

(1) Includes 100,000 shares which may be acquired upon the exercise of outstanding warrants.

(2) Includes 1,000,000 shares which may be acquired upon the exercise of outstanding warrants, 1,388,000 shares owned by Lehigh Enterprises, Ltd., 1,000,000 shares owned by Peak Investment International ltd. Mr. Barhonovich may be deemed to be the beneficial owner as a result of a trust for the benefit of his minor children. Also includes a 50% interest in 390,000 shares owned by Barde, Inc.

(3) Consists of 241,790 shares owned of record by Makenzie Shea, 210,000 shares owned by Avon Brill LLC, 110,000 shares held by Congo Capital, 275,000 shares owned by Dimension Capital and 210,000 owned by Haxlon Capital Corp. All of such companies maintain an address co/o Makenzie Shea, Inc. and Beverly Hills cannot determine whether all such shares are beneficially owned by Makenzie Shea.

(4) Includes 450,000 shares which may be acquired upon the exercise of outstanding options and warrants.

(5) Includes 100,000 shares which may be acquired upon the exercise of outstanding warrants.

(6) Includes the shares which are deemed to be beneficially owned by each officer and director, including 1,550,000 shares which may be acquired upon the exercise of outstanding options and warrants.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Keynote and Beverly Hills.

     In evaluating Beverly Hills as a candidate for the proposed Acquisition, Keynote used criteria such as the value of the assets of Beverly Hills, Beverly Hills's ability to compete in the golf information, reservation and merchandising market, the increased use of the Internet as a tool in such markets, Beverly Hills's current and anticipated business operations, and Beverly Hills's business reputation in the Internet community. In evaluating Keynote, Beverly Hills placed a primary emphasis on Keynote's status as a reporting company under the Section 12(g) of the Act and Keynote's facilitation of Beverly Hills's becoming a reporting company under the Act.

     (b) Beverly Hills intends to strengthen its position in the Internet portal line of business by further developing its World Wide Web technologies and by placing the primary emphasis on Internet niche properties and companies that share the focus and quality specific to the Company's current portfolio of acquisitions. The Company intends to achieve this goal by enhancing growth at its existing facilities and selectively acquiring additional Internet properties and companies to take advantage of synergies available as a result of the Company's future acquisitions. The following is a description of Beverly Hills' business.

BUSINESS

Company

     Beverly Hills is a multifaceted company focusing on building market share in the recreation, media and merchandising business through the development of leisure apparel, golf merchandise, media, travel and Internet sales, including tee time reservations, web advertising, sales sites and related e-commerce businesses.

     Beverly Hills, indirectly through its ownership of Focused Media Limited, owns Ireland based Global Golf Limited (www.globalgolf.com), an international tee time reservation system. Global Golf offers information pertaining to golf courses, accommodations and dining, among other things. As a result of several agreements relating to the financing and operation of Global Golf, Beverly Hills ownership in Global Golf may be reduced. The Global Golf web site currently receives approximately 1,000,000 hits per month and Beverly Hills estimates that the number of hits is increasing at a rate of 20% per month. Global Golf provides information and tee time services for golf courses in many states in the USA including Florida, South Carolina, Nevada, Virginia and Illinois. In Europe Global Golf covers courses in Ireland, England, Scotland, Wales, Spain and Portugal. Global Golf has also expanded into the Far East with clients in Malaysia, Thailand and Singapore. Utilizing the Global Golf web site, golfers can view in detail the courses to play, book tee times on-line, check accommodations in the area, access tour operators who provide a service to that destination and decide upon restaurants or local places of interest to visit. Global Golf has developed its own proprietary tee reservation software and plans to provide the software to the golf courses that participate in its Internet reservation system. Beverly Hills expects revenue to be derived from Global Golf's operations through commissions paid by the golf courses, primarily as percentage of green fees, and advertising income.

     In addition to providing online golf-related information and tee time services, Beverly Hills has established Beverly Hills Charity Auction Online (www.BHAuction.com), one of the industry's first Internet based companies to offer celebrity/charity auctions over the Internet. Beverly Hills Charity Auction Online acts as a medium through which charities can raise funds by reaching the millions of consumers that have access to the Internet. We expect this service offering to generate revenue for Beverly Hills through commissions on sales of auctioned items. We believe that this operation will not only be of value to Beverly Hills but to charities worldwide seeking unique fundraising opportunities.

     In January 1999, Beverly Hills acquired all of the stock of Golf Shoes Plus, Inc. (www.golfshoesplus.com), a retailer of high-quality name brand golf shoes sold over the Internet and in retail stores. Also in January 1999, Beverly Hills acquired all of the stock of Pro's Edge Wholesale, Inc., a wholesaler of quality name brand golf accessories. Pro's Edge also manufactures "The Big Smoke Driver" a patent-pending Titanium alloy oversized driver that is being sold via the Internet (www.thebigsmoke.com). In March 1999, Beverly Hills acquired all of the stock of Briar and Wood, Inc., the publisher of The Golfer Magazine. Beverly Hills intends to continue future acquisitions of the Internet companies that fit Beverly Hills' general acquisition criteria. However, currently, Beverly Hills does not have a fixed source of capital to finance such future acquisitions. In this respect, the Company intends to accomplish its acquisition plans by exchange of Beverly Hills stock alone. There is no assurance given as to the trading price or liquidity of Beverly Hills' common stock. Low trading price or poor liquidity of the Company's common stock may adversely affect the Company's ability to engage in future acquisitions and to accomplish its growth objectives.

Corporate History

     Beverly Hills Ltd., Inc. was first incorporated in Utah on, April 29, 1939 as Ophir Queen Mines Company. On June 15, 1974 Ophir Queen Mines Company changed its name to Hawk International. The Company had substantial operations until March 15, 1996 when the Company discontinued operations and entered the development stage. Hawk International changed its name to Beverly Hills Country Club on February 28, 1998 when it acquired HMW Golf d/b/a the Hanlon Group. Beverly Hills Country Club then changed its name to Beverly Hills Ltd., Inc. on August 13, 1998.

Strategies

     Key strategic factors in establishing brand recognition and fostering growth for our Internet-based businesses include:

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          o    Maintaining an upscale quality to all facets of our web sites;

          o Covering all facets of upscale golf apparel, quality merchandising, tee times, travel and hospitality, publishing, golf information, and charity links to maximize each web site's drawing power;

          o    Partnering with businesses with broad market exposure;

          o    Partnering with industry leading technology providers;

          o Building and maintaining additional relationships inside and outside of the golf industry to further the objectives of Global Golf and the overall Beverly Hills Ltd. business plan; and

          o Acting with speed and decisiveness to stay ahead of our competitors.

     As part of the Beverly Hills' overall business strategy, we intend to integrate our Global Golf Internet business with our other product and service offerings such that consumers will have easy access to online golf course information and tee time reservations, golf merchandise, charity auction events and The Golfer magazine. We expect future revenue to be generated through a combination of retail sales, transaction fees, and advertisements on the various web sites. We expect to increase the rates we charge for advertising on our web sites as the numbers of visits to these sites increases. Also, we anticipate that in the future we will be able to build an enormous database of visitors to our web sites that can be used for other marketing opportunities. Beverly Hills plans to continue to look for possible acquisition or partnering candidates whose businesses fit synergistically with our current operations.

Global Golf Business

     The Global Golf Division of Beverly Hills has been organized to create an integrated blend of businesses that provide Beverly Hills with multiple sources of revenue and, when combined, become a unique and powerful drawing card to the Global Golf e-commerce site, www.globalgolf.com. Services or areas of business expertise needed by the company, that fall outside of the main focus of Global Golf, are being pursued through strategic partnerships. Some areas where this approach is being pursued include marketing, technology and fulfillment. Global Golf's strategy includes involving strategic partners in key areas allows the company to remain flexible and lessens drag on resources. Management believes that the combination of the integrated businesses, brand identity, strategic partners and technology will provide Global Golf with key competitive advantages in the marketplace.

     Although the terms "portal" or "destination site" are used frequently in the Internet market, Global Golf recognizes that branding and the combination of services and products offered are the keys to actually achieving true "portal" status. Other Beverly Hills subsidiaries provide Global Golf with building blocks that help differentiate the site and provide the foundation for Beverly Hills' expected revenue growth. They are also stepping stones to a much broader business vision surrounding the Global Golf brand.

     Beverly Hills indirectly owns Ireland based Global Golf and www.globalgolf.com, a site that was originally designed as an international tee time reservation system but it has since been significantly enhanced. The site offers information on where to play, where to stay, where to eat, related recreational activities and other information. The Global Golf website currently receives over 1,000,000 hits per month and is increasing at 20% per month.

     Seeking to establish the Global Golf brand, Beverly Hills sought a partnership agreement with International Limited ("CNBC Sports") under which CNBC Sports would provide certain marketing resources at a discount. As a result of this agreement, and disputes concerning the Beverly Hills performance of its obligations under the partnership agreement, CNBC Sports has filed a claim against Beverly Hills and certain of its present and former officers (see "Litigation"). The parties have reached an agreement to settle the litigation. Global Golf now covers many states in the USA including Florida, South Carolina, Nevada, Virginia and Illinois. In Europe Global Golf covers Ireland, England, Scotland, Wales, Spain and Portugal. Global Golf has also expanded into the Far East with clients in Malaysia, Thailand and Singapore. Golfers can view in detail the courses to play, including booking tee times on-line check accommodations in the area, access tour operators who provide a service to that destination and decide upon restaurants or local places of interest to visit. Global Golf has developed its own proprietary tee reservation software and will give the software to the golf courses that join their Internet reservation system.

     The business goal, then, is to establish Global Golf as the premier website for golf and the dominance of the Global Golf brand, which is expected to be measured by the quantity and quality of viewers drawn to the site, the number and dollar value of transactions conducted, overall prestige of the site as (partially) reflected in related website advertising, and strategic referral relationships.

     Beverly Hills and CNBC Sports have entered into various agreements for the financing, development and operation of Global Golf. In addition, the Company is negotiating for additional financing which may involve the transfer or issuance of interests in Global Golf. The Company does not anticipate reducing its ownership in Global Golf below a majority. There can be no assurance that any or all of these transactions will be consummated. If Beverly Hills does not obtain sufficient financing for Global Golf, Beverly Hills' Global Golf business would suffer significant adverse effects.

Key Strategies

     The key strategic factors in establishing www.globalgolf.com as the premier golf website and the powerful Global Golf brand include the following:

          o    Maintaining an upscale quality to all facets of the site.

          o    Having a strong name for branding, i.e. Global Golf.

          o Covering all facets of upscale golf apparel, quality merchandising, tee times, travel and hospitality, publishing, golf information, and charity links to maximize the drawing power as well as "stickiness" to the site.

          o Partnering with marketing strength, including CNBC, to maximize quality exposure

          o Partnering with technological strength to ensure state-of-the-art technology platforms as well as expertise in e-commerce.

          o Building and maintaining additional myriad relationships inside and outside of the golf world to further the objectives of Global Golf and the overall Beverly Hills Ltd. business plan.

          o Acting with speed and decisiveness (within the business plan structure) to stay ahead of the competition in the torrid net climate.

          o Focusing on opportunities that will increase revenues AND ensure profitability.

Revenues

     It is clear that sustainability of a business in the Internet marketplace will depend on many factors. But actually, the final arbiter of which businesses survive is profitability. Price competition on wholesale and retail goods will be, and is already, fierce. Margins are razor thin, and in some cases, many products are being sold at a loss. Beverly Hills' Global Golf business model seeks to avoid the necessity of selling merchandise at a loss as a means to attract web site viewers and users.

     The Global Golf business model attempts to achieve relief from this unprofitable scenario by participating in revenues at each leg of a transaction. All business conducted at the site is subject to transaction fees, whether it is the sale of a pair of brand name golf shoes or the booking of a destination golf weekend in Scotland. But Beverly Hills also owns the businesses that help make the web site a valuable place to visit. The sale of brand name golf shoes translate into revenue for the company through our Golf Shoes Plus, Inc. subsidiary. All are sources of revenue for the company. We will be establishing price points, determining specials, creating frequent buyer programs and combination offers which we expect will maintain the margins we deem necessary to remain profitable and viable.

     As the number of visitors to the site increases so does the value of advertising on the Global Golf site. The site is designed to allow visitors to survey the geographic area surrounding a destination golf course. After booking your reservation through the tee-time reservation system a customer might be interested in the accommodations or restaurants nearby. There are estimated to be 36,000 golf courses around the world. As Global Golf adds more golf course clients to its reservation system, the opportunity to derive revenue from ancillary advertisers such as local restaurants, entertainment venues, hotels and related leisure activities is expected to increase. This source of revenue, though inexpensive for the individual advertiser, can become significant for the site.

     The combined revenue sources for the Global Golf business model are:

          1)   Transactional fees at the web site for product sales

          2) Revenue from each subsidiary (listed below and linked to www.globalgolf.com)

          3)   Regional and national banners

          4)   Tee-time reservation fees

          5) Advertising associated with specific destinations (i.e. restaurant & hotel)

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

     It is our plan that the breadth and scope of the site, when complete, will increase loyalty to the site and reduce our susceptibility to "bargain hunter" shopping which is widespread on the Internet. This coupled with unique product offerings, such as original golf art and specially licensed products not available elsewhere, is expected to provide an additional buffer from the zero margin trend that is impacting many Internet businesses. Value added no-fee services such as chat rooms with your favorite Golf Pros, helpful hint sections, etc. are also under consideration to help increase customer loyalty and traffic. Finally, special programs rewarding loyalty or repetitive business are planned in an effort to encourage frequent visits and discourage "surfing" to other sites. Programs such as these will be implemented where appropriate.

Golf Related Businesses

     Beverly Hills owns Golf Shoes Plus (GSP) (www.golfshoesplus.com), a retailer of high-quality name brand golf shoes sold over the internet and in retail stores, and Pro's Edge Wholesale, Inc. (PEW) a wholesaler of quality name brand golf accessories. PEW also manufactures "The Big Smoke Driver" a patent-pending Titanium alloy oversized driver that is being sold via the Internet (www.thebigsmoke.com) and through advertisements in the Wall Street Journal. Both companies are already profitable selling their products in retail outlets and over the Internet. GSP began Internet sales in January 1998 and sales increased 300% through the first quarter of 1999.

     Beverly Hills also acquired Briar and Wood, Inc., the publisher of THE GOLFER magazine. The Golfer is written for the serious player and looks at travel, equipment, club life, fashion and instruction like no other has before as it delves into the personalities and passions that shape the game. The Golfer has a current circulation exceeding 200,000 [and reaches an affluent audience with the highest demographics of any golf publication.] The average income for current subscribers is $200,000 per annum.

     This publication is profitable as an independent operation and is expected to become an additional medium through which Beverly Hills can promote its products and Internet businesses. Beverly Hills will also generate additional revenue through crossover of the magazine advertisers to our Internet businesses. The advertising partnership between the magazine and Internet operations will allow for an increase in advertising rates and can add significant corporate profits.

     All Global Golf internet businesses will be networked together so that consumers will have easy access to the magazine, golf merchandise, charity auction, retail sales locations and corporate information sites. This is expected to generate income for Beverly Hills both through retail sales, transaction fees, and advertisements on the various Web sites. As the numbers of visits to these sites increases it is expected that the rates that can be charged for advertising will also increase. Also, Beverly Hills expects to build a database of visitors to the sites that can be used for other marketing opportunities.

Employees

     As of December 31, 1999, Beverly Hills employed approximately 30 full-time employees and 5 part-time employees. Management considers relations between the Company and its employees to be good.

Facilities

     Beverly Hills' executive office is located at 16 N. Fort Harrison, Clearwater, Florida 33755. Pro's Edge Wholesale occupies 1850 Boyscout Drive, Unit 209, Ft. Myers, Florida 33907. Golf Shoes Plus occupies 1850 Boyscout Drive, Unit 111, Ft. Myers, Florida, 33907. Beverly Hills Charity Auction is located at 2320 US Highway 19, Holiday, Florida 34691. Briar and Wood has offices at 21 East 40th Street, New York, New York. Global Golf has offices at Unit 27 Templemore Business Park, Northland Road, Derry, North Ireland BT4800LD

Marketing

     Beverly Hills intends to focus its promotional efforts on mass media, the Internet and public relations to create product and service awareness in order to develop a broader user base. This advertising campaign is intended to raise general awareness of the Beverly Hills Auction, Global Golf, Golf Shoes Plus and Golfer Magazine brands. This advertising campaign is intended to raise consumer awareness through the placement of television, print and radio advertising. Through Global Golf's relationship with CNBC Sports will air approximately $1.5 million of 30 second television commercials during the broadcast of European and Asian golf tournaments. Beverly Hills also acquired $2.4 million of prepaid print media advertising in major airline magazines. Beverly Hills has entered into an advertising agreement with Sports By Line, a leading sports talk radio show carried in over 200 U.S. affiliates in 140 countries through the Armed Forces Network to provide $1.5 million of 30-60 second spots during prime time talk shows. The agreement also includes 3,000,000 banner ad impressions in the Sports Byline USA Website and CBS Sports Byline Website. Beverly Hills intends to continue and expand its promotional efforts in order to reach a larger targeted audience.

Trademarks and Patents

     Beverly Hills and its subsidiaries have no patents or trademarks. Beverly Hills' Pro Edge Wholesale, Inc. has filed a patent application [get copy] for the Big Smoke Driver. Through Online Tee Time, Beverly Hills has requested the following existing Internet Domain names which are used in its business:

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             alumniave.com                       eterrain.com
             alumniavenue.com                    globalgolf.com
             bevelryhillsauction.com             globalgolfart.com
             beverlyhillsartgallery.com          globalgolfstore.com
             beverlyhillsgallery.com             globalgolfsuperstore.com
             bhauction.com                       golfshirtsplus.com
             bhccauction.com                     golfshoesplus.com
             bhchats.com                         onlineteetime.com
             bhltd.com                           onlinettime.com
             bhltdart.com                        supportyourcollege.com
             bigsmoke.com                        thegolferonline.com


     Beverly Hills and its subsidiaries have registrations for "Global Golf", Beverly Hills Charity Auction", Beverly Hills Limited" and "Auction.Com."

Suppliers

     Beverly Hills employs services of a number of suppliers whose services range from providing high speed Internet access to financial and other news content providers. Among many service providers are the following companies:

     Digital Nation is the ISP (internet service provider) for the Beverly Hills Auction.

     Mindspring/Exite is the ISP for Global Golf.

     Opensite provides auction software and support to Beverly Hills Charity Auction.

     Credit Card International and Cybercard provide Internet credit card processing and security services to Beverly Hills Auction sites.

     Vario, Inc. provides software that creates a virtual shopping cart on each of Beverly Hills retail sites.

Litigation

     Beverly Hills, Marc Barhonovich, Steven Velte and Michael Hanlon, an officer of Global Golf, are defendants in an action pending in the United States District Court for the Northern District of Georgia brought by CBS Sports International Limited. the parties have settled this matter and it will be dismissed upon Beverly Hills fully performing its obligation under the terms of the settlement agreement.

     Beverly Hills and its subsidiaries, Golf Shoes Plus, Inc. and Pro's Edge Wholesale, Inc. are defendants in two related actions pending in the Circuit Court of the 20th Judicial Circuit and County Court for Lee County, Florida. The Plaintiff in the action, Randall J. Personett alleges breaches of the Stock Purchase Agreement under which Beverly Hills acquired the Golf Shoes Plus and Pro's Edge Wholesale, employment agreements with Golf Shoes Plus and Pro's Edge Whoesale and seeks possession of the space occupied by these subsidiaries. Beverly Hills and its subsidiaries have commenced an action in the above Circuit Court against Mr. Personett alleging that Mr. Personett breached his employmnet agreement with the subsidiaries and has breached his fiduciary obligations to the subsidiaries. Both cases were recently commenced and Beverly Hills intends to vigorously pursue its action.

DESCRIPTION OF SECURITIES

     Beverly Hills' authorized capital stock consists of 50,000,000 shares of common stock, par value $.001 per share and 25,000,000 shares of preferred stock, $.001 par value per share. As of February 23, 2000 , Beverly Hills had 15,575,975 shares of common stock issued outstanding and no shares of Series A or Series B Preferred Stock issued and outstanding.

Common Stock

     Holders of common stock are entitled to one vote for each share held and, subject to preferences that may be applicable to any preferred stock outstanding at the time, are entitled to receive dividends out of the assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. While payments of dividends rests within the discretion of the Board of Directors, the Company anticipates that it will retain earnings, if any, in order to finance expansion of its operations. Such dividends, as may be declared by the Board of Directors, will be distributed to common shareholders only in the event any outstanding shares of preferred stock have been converted into shares of common stock. Common shareholders, in the event of liquidation, dissolution, or sale of the Company, are entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities and preferences held by preferred shareholders.

Preferred Stock

     The Board of Directors is authorized, subject to certain limitations prescribed by law and without further shareholder approval, to issue from time to time up to an aggregate of 25,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions on the shares of each such series thereof and the number of shares constituting any series or designations of such series. The Board of Directors has designated 1,500,000 shares of preferred stock as Series A Preferred Stock. The Series A Preferred Stock ranks senior to the Company's common stock. The Board of Directors has also designated 1,000,000 shares of preferred stock as Series B Preferred Stock. The Series B Preferred Stock ranks senior to the Company's common stock but junior to the Series A Preferred stock. There are no shares of Series A Preferred Stock and no shares of Series B Preferred Stock outstanding as of the date of this report.

Certain Articles of Incorporation and Bylaw Provisions

     Shareholders' rights and related matters are governed by the Utah Revised Business Corporation Act and the Company's Amended Articles of Incorporation and Bylaws. The Company's Bylaws provide broad indemnification rights to directors and officers for all expenses incurred by any person who is made a party to a civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was at the time a director or officer of the Company except where such person has been adjudged to be liable to the Company for negligence or misconduct in the performance of his duties.

Transfer Agent and Registrar

     The transfer agent for the common stock of Beverly Hills is Fidelity Transfer Agency, 1800 South West Temple, Salt Lake City, Utah 84115.

MARKET FOR THE COMPANY'S SECURITIES

     Beverly Hills has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission. The Company's common stock was traded on the NASD OTC Bulletin Board under the symbol BLTD from March 24, 1998 to October 8, 1999. The Nasdaq Stock Market implemented a change in its rules requiring all companies trading securities on the NASD OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934, since Beverly Hills was not a reporting company on the date it was required to comply with these rules, it was removed from the Bulletin Board.

     Beverly Hills acquired all the outstanding shares of Keynote to become successor issuer to it pursuant to Rule 12g-3 in order to comply with the reporting company requirements implemented by the Nasdaq Stock Market.

     The following table is bid price and volume information for Beverly Hills common stock as reported by the OTC Bulletin Board for the periods indicated:

                             High                Low                 Closing
        Date                 Bid                 Bid                   Bid
        ----                 ----                ---                 --------
        Q3/1998              $ 6.875              $3                   $5.25
        Q4/1998              $ 6                  $2                   $4.5

        Q1/1999              $ 8.375              $4.75                $8.25
        Q2/1999              $11                  $5                   $7.5
        Q3/1999              $10.5                $4                   $4.625

     The following table is trade information reported to the NASD by brokers during the time that Beverly Hills has been quoted in the Pink Sheets:

        Date                 High Price           Low Price       Closing Price
        ----                 ----------           ---------       -------------
        Q3/1999                $5.5                  $1.5             $1.5
        (from October 8, 1999)

     On February 29, 2000 the high, low and closing prices reported by brokers to the NASD was $3 7/16, $2 7/8 and $3 1/16.

     Bid price information does not reflect actual sales prices and are prices quoted between dealers.

MANAGEMENT

Executive Officers and Directors

     The following table sets forth the executive officers and directors of Beverly Hills, their ages and the positions they hold as of February 23, 2000.


NAME                            AGE                    POSITION(S)
----                            ---                    -----------
Marc Barhonovich............    37     President, Chief Executive Officer and
                                       Director
Leon F. Willis, Jr..........    65     Chief Financial Officer, Secretary,
                                       Treasurer and Director
Steven Velte................    38     Director

     Marc Barhonovich, has served as a consultant to Beverly Hills since March 1998. Since 1997, Mr. Barhonovich has been the sole shareholder and President of Equity Advisors, Inc., a corporation engaged in financial consulting to both private and public companies. Mr. Barhonovich currently serves on the board of directors for Florimed Health Group and in the past for American Dermatology Network, Inc. Prior to 1997, Mr. Barhonovich served as Vice President of Investments for Morgan Stanley Dean Witter.

     Leon F. Willis, Jr. has served as Chief Financial Officer of Beverly Hills since April 1999 and became a director December, 1999. Mr. Willis has over 20 years of experience in accounting and management including serving as the Senior V.P. of Finance of Seaworld, Inc. Such previous experience includes serving as chief financial officer and partner of Rosenbloom Marketing, Inc. Mr. Willis is also President and Owner of Universal Truck Parts & Sales, Inc., a company which sells truck parts and rebuilds drive train units. He is currently a director of Asgard, a Development stage company traded on the Pink Sheets. Mr. Willis graduated from San Diego State College with a B.S. in Accounting.

     Steven Velte has served as a director of Beverly Hills since 1997. Mr. Velte has served as a systems development engineer for Hewlett-Packard and Agilent Technologies, Inc. for 15 years specializing in the placement of high end telecommunications systems targeting network surveillance, fraud detection and Internet traffic characterization. He is also president of RSV Productions, an after-marketer of automotive specialty products. Mr. Velte is a graduate of Virginia Technical Institute with a degree in Electrical Engineering.

Executive Compensation

     The following table sets forth certain summary information regarding the compensation paid to and accrued for each of the Company's Chief Executive Officers that served in such capacity during Fiscal 1999 and each of its other executive officers whose total salary and bonus for the fiscal year ended December 31, 1999 exceeded $100,000:


 Name and         Year                                  Other      Restricted                             All Other
 Principal       Ended                                 Annual         Stock      Options/       LTIP       Compen-
 Position        Dec. 31,      Salary       Bonus    Compensation    Awards       SARs        Payouts      sation
-----------     ---------      ------       -----    ------------  ----------    --------     -------     ----------
Marc Barhonovich 1999        $  15,624      $ -0-      $ -0-         -0-      1,000,000/0       $ -0-      $  -0-
President,       1998           -0-           -0-        -0-         -0-         0/0              -0-         -0-
Chief Executive  1997           -0-           -0-        -0-         -0-         0/0              -0-         -0-
Officer (1)

Cliff Wildes     1999        $  55,250      $ -0-      $ -0-         -0-        185,000/0       $ -0-      $  -0-
Chief Executive  1998           -0-           -0-        -0-         -0-         0/0              -0-         -0-
Officer(2)       1997           -0-           -0-        -0-         -0-         0/0              -0-         -0-


-------------

(1)  Became a director and chief executive officer in November 1999.

(2)  Resigned July, 1999

Stock Option Plan

     In January, 2000, the Board of Directors adopted the Beverly Hills Ltd., Inc. 2000 Employee Stock Incentive Plan (the "2000 Plan"). Pursuant to the 2000 Plan, subject to shareholder approval, eligible participants of the Company, its subsidiaries and affiliates may receive, until January 10, 2010, stock options, stock appreciation rights, restricted stock or deferred stock awards for up to 3,000,000 shares of the Company's Common Stock.

     Pursuant to the 2000 Plan, an independent committee, in its discretion, determines those directors of the Company to be granted Director Stock Options and those officers and other key employees of the Company, its subsidiaries and affiliates to be granted Employee Stock Options, Stock Appreciation Rights, Restricted Stock Awards or Deferred Stock Awards or a combination, thereof; the type of grants to be made; the number of shares subject to such grants; the terms and conditions of the awards, including restrictions on Director Stock Options, Employee Stock Options or other awards and/or the stock relating thereto based on performance and/or such other factors as the Committee in its sole discretion determines and vesting acceleration features based on performance and/or such other factors as the Committee in its sole discretion determines; and whether, to what extent and under what circumstances stock and other amounts payable with respect to an award may be deferred either automatically or at the participant's election. No grants of options to purchase shares were made under the 2000 Plan during the year ended December 31, 1999.

     The following table sets forth as to each executive officer of the Company listed in the Summary Compensation table above concerning certain options and warrants granted during the year ended December 31, 1999:


                                      % of Total
                                   Options and Warrants/
                      Options/       SARs  Granted to
                        SARs            Employees in         Exercise or Base      Expiration
Name                  Granted           Fiscal Year          Price Per Share          Date
----                  --------     ----------------------    ----------------      ----------
Marc Barhonovich     1,000,000/0         30%/N/A                  $ .05            11/20/2004

Cliff Wildes           185,000/0          6%/N/A                  $ .10             5/31/2001


     The following table sets forth as to each executive officer listed in the Summary Compensation table above certain information concerning the exercise of options during the year ended December 31, 1999 and options outstanding as of such date:


                                                                                  Value of
                                                              Number of           Unexercised
                                                             Unexercised          in-the-Money
                         Shares                                Options              Options
                       Acquired                               Exercisable/        Exercisable/
Name                  on Exercise   Value Realized           Unexercisable        Unexercisable
-----                 -----------   --------------           -------------        -------------
Marc Barhonovich           0           $  0                  1,000,000/0           $1,450,000/0

Cliff Wildes               0           $  0                    185,000/0           $  259,000/0


Board Report on Executive Compensation

     The Board of Directors did not, during the year ended December 31, 1999, have a compensation or similar committee. Accordingly, the full Board of Directors is responsible for determining and implementing the compensation policies of the Company.

     The Board's executive compensation policies are designed to offer competitive compensation opportunities for all executives which are based on personal performances, individual initiative and achievement, as well as assisting the Company in attracting and retaining qualified executives. The Board also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

     Compensation paid to the Company's executive officers generally consists of the following elements: base salary, annual bonus and long-term compensation in the form of stock options. Compensation levels for executive officers of the Company is determined by a consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual's level of responsibility are important elements of the Company's executive compensation philosophy. Subjective considerations of individual performance are considered in establishing annual bonuses and other incentive compensation. In addition, the Board considers the Company's financial position and cash flow in making compensation decisions.

Mr. Barhonovich's Compensation and Employment Agreement

     Mr. Barhonovich entered into a employment agreement with Beverly Hills on November 15, 1999. Pursuant to the agreement, as amended, Mr. Barhonovich is to serve as the Company's Chief Executive Officer for a term ending November 14, 2000, at which time the agreement is automatically extended for successive additional terms of one year, unless either party has notified the other of its intention to terminate the agreement thirty days prior to the expiration of the term. The agreement provides for annual cash compensation of $125,000 during the term and entitles Mr. Barhonovich to certain fringe benefits, including an automobile and its maintenance, disability insurance, medical benefits and life insurance coverage the cash value of which is payable to Mr. Barhonovich in the event he retires after the age of 55. Mr. Barhonovich has agreed that during the term of his agreement and for the twelve months thereafter (unless the agreement is terminated by the Company without cause), he will be subject to non-competition provisions. The agreement further provides for Mr. Barhonovich to be granted 1,000,000 warrants which vested February 15, 2000 and are exercisable for $.05 per share for a period of five years. Upon termination of employment without cause, Mr. Barhonovich will be entitled to receive a lump sum cash payment equal to the remaining base salary due through the expiration of the term and the product of the number of full years employed times $75,000.

Director Compensation

     Beverly Hills does not have a policy relating to compensating the members of its Board of Directors. In January 1999, the Board of Directors voted to award 100,000 shares of Beverly Hills' common stock to each of the members of the Board, each member abstaining from voting with respect to his own stock award. The value for such shares, as determined by Beverly Hills' Board of Directors, was $1.00 per share.

RISK FACTORS

     An investment in Beverly Hills involves a high degree of risk. You should consider an investment in Beverly Hills only if you can afford to lose your entire investment. In addition to the other information in this report, the following risk factors should be considered carefully in evaluating an investment in our common stock. When used in this report, the words "expect," "anticipates," "intends" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those risks discussed below and elsewhere in this report. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors discussed below and elsewhere in the report.

We Have Recently Implemented a New Business Plan and We Anticipate Operating Losses in the Near Term

     Beverly Hills commenced its current business operations in February 1998. Accordingly, we have little meaningful operating history upon which an evaluation of our business and its prospects can be based. Although the corporate entity has been in place for many years, because we have implemented a new business plan, Beverly Hills business and it's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development. In the foreseeable future, we will be required to among other things:

          o    attract, retain and motivate qualified personnel;

          o    implement and successfully execute our business strategy;

          o    respond to competitive developments;

          o    develop and market additional products and services; and

          o    develop and enhance its existing product and services.

     There can be no assurance that we will be successful in addressing these business requirements. In addition, our limited operating history makes the prediction of future overall results difficult or impossible. We expect to incur substantial expenses related to the development of our business, marketing activities and personnel, among other things. We expect to incur net operating losses in the foreseeable future. There can be no assurance that we will be able to achieve and maintain profitability.

We are Uncertain Whether the Market Will Accept our Internet-based Product and Service Offering and the Size of the Market for our Products and Services is Unknown

     In order to achieve anticipated growth rates, our products and services must achieve broad market acceptance. There can be no assurance that the market acceptance attained by our existing products will be sustained or will grow. In addition, we cannot guaranty that future products and services will . Because the market for golf-related products and services of the type offered by us is constantly changing, we are unable to accurately estimate the commercial viability and market demand for the range of products and services offered by us. We believe that the current market for golf-related products and services utilizing Internet technology is in an early stage of growth. However, we can give no assurance that the market will in fact grow at the rates projected by us, or at all. If that market does not grow rapidly, or if we are not able to obtain sales from growth in that market, we will incur substantial operating losses. Moreover, as the novelty of golf- and leisure-related products and services delivered via Internet technology diminishes over time, we may not be able to retain customers. We will be required to invest substantial resources in developing awareness of and confidence in our on-line products and services and there can be no assurance that we will have the resources necessary to be successful.

Our Success Depends on Our Key Executives

     Our business depends on the continued efforts of our key technical employees and managers. We cannot guarantee that any individual will continue in his or her present capacity with us for any particular period of time. In addition, at this time we do not maintain "key person" life insurance policies on the lives of any of our personnel.

Our Business Could be Hurt By Competition

     We will compete with other golf products and services providers and other Internet vendors. In addition, the market for Internet services is highly competitive and competition is expected to increase significantly due to anticipated growth of the Internet as a means of communication and commerce. There are no effective barriers that will prevent a potential competitor from entering the market. Current providers of golf-related products and services may decide to provide these products and services over the Internet and compete directly with us. If so, many of our competitors would have greater financial, development, technical, marketing and sales resources than we have and would have greater expertise and established brand recognition. In addition, there can be no assurance that our competitors will not develop products and services that are superior to our products and services or that achieve greater market acceptance than our products and services.

Risk of Inaccuracy of Projections and other Forward-Looking Statements

     This report contains certain forward-looking statements, including, among others:

          o Our ability to execute our business strategies and generate revenues from our Internet-based operations; and

          o Our ability to finance future growth and possible acquisitions through the issuance of shares of our common stock.

     These forward-looking statements are based upon a number of assumptions and estimates that, while considered reasonable by us when taken as a whole, are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control, and are based upon specific assumptions with respect to future business decisions, many of which will change. It can be anticipated that some or all of the assumptions underlying the projections and forward-looking statements included herein will not materialize or will vary significantly from actual results. Accordingly, it can be expected that actual results will vary from the projections and that such variations, in all likelihood, will be material and are likely to increase over time.

     In addition to the other risks described elsewhere in this Risk Factors discussion, important factors to consider and evaluate in such forward-looking statements include:

          o changes in the external competitive market factors or in our internal budgeting process which might impact our results of operations;

          o    unanticipated working capital or other cash requirements; and

          o changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our targeted market.

     In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" discussion, we cannot give assurance that the forward-looking statements contained in this report will in fact transpire.

Limited History of Operations; History of Losses

     Beverly Hills and its subsidiaries have only a limited history of operations with periods of net operating losses. During the period from March 15, 1996 (inception) to December 31, 1998, Beverly Hills experienced a loss from its operations in the amount of $1,432,936 and during the nine months ended September 30, 1999 the net loss was $1,915,965 (including a non-recurring gain of $1,485,000 from the sale of an interest in Global Golf). Beverly Hills' operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a competitive field of Internet start-up companies. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its concepts, market awareness, its ability to expand its network of participating Internet companies, reliability and acceptance of the Internet commerce, dependability of its advertising and recruiting network, and general economic conditions. There is no assurance that Beverly Hills will achieve its expansion goals and the failure to achieve such goals would have an adverse impact on it.

Adverse Economic Conditions or a Change in General Market Patterns

     A weak economic environment could adversely affect Beverly Hills sales and promotional efforts. General economic conditions impact Internet based and related commerce and demand and interest for Beverly Hills' Internet services may decline at any time, especially during recessionary periods. Many factors beyond Beverly Hills' control may decrease overall demand for Internet portal services including, among other things, decrease in the entry costs by other similarly situated companies, increase in the overall unemployment rate, additional government regulation. There can be no assurance that the general market demand for Internet portal services and related fields will remain the same or will not decrease in the future.

Reliance on Future Acquisitions Strategy

     Beverly Hills expects to continue to rely on acquisitions as a primary component of its growth strategy. Beverly Hills regularly engages in evaluations of potential target candidates, including evaluations relating to acquisitions that may be material in size and/or scope. There is no assurance that Beverly Hills will continue to be able to identify potentially successful companies that provide suitable acquisition opportunities or that Beverly Hills will be able to acquire any such companies on favorable terms. Also, acquisitions involve a number of special risks including the diversion of management's attention, assimilation of the personnel and operations of the acquired companies, possible loss of key employees. There is no assurance that the acquired companies will be able to successfully integrate into Beverly Hills' existing infrastructure or to operate profitably. There is also no assurance given as to Beverly Hills' ability to obtain adequate funding to complete any contemplated acquisition or that such acquisition will succeed in enhancing Beverly Hills' business and will not ultimately have an adverse effect on Beverly Hills' business and operations.

Lack of Continued Development of E-Commerce Market

     The use of the Internet and the World Wide Web for commercial purposes is expanding dramatically. There is no assurance, however, that as increased commerce takes place on the Internet that unforeseen overloads, lack of sufficient hardware, telephone availability or other problems may develop. In addition, consumer use of the Internet for purchases, banking, and other commercial uses may decline for any number of reasons such as security problems, overload difficulties, shopping trends, or slow Internet access. These difficulties may undermine Company's expansion and promotional efforts. There is no assurance that Beverly Hills will be able to successfully overcome these difficulties and maintain its competitive pricing and services.

Loss of Beverly Hills Key Employees May Adversely Affect Growth Objectives

     Beverly Hills success in achieving its growth objectives depends upon the efforts of Marc Barhonovich as well as other key management personnel. Their experience and industry-wide contacts significantly benefit Beverly Hills. The loss of the services of these individuals could have a material adverse effect on Beverly Hills business, financial condition and results of operations. There is no assurance that Beverly Hills will be able to maintain and achieve its growth objectives should it lose any of its key management members' services.

Competition From Larger and More Established Companies May Hamper Market Ability

     The competition in the Internet and electronic commerce industry is intense. Large and highly fragmented, this industry hosts a number of well-established competitors, including national, regional and local companies possessing greater financial, marketing, personnel and other resources than Beverly Hills. There is no assurance that Beverly Hills will be able to market or sell its products if faced with direct product and services competition from these larger and more established Internet portal services providers.

Failure to Attract Qualified Personnel

     A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on Beverly Hills' business, financial condition and results of operations. Beverly Hills' business is dependent upon its ability to attract and retain highly trained and qualified technical personnel and corporate management. There is no assurance that Beverly Hills will be able to employ a sufficient number of qualified training personnel in order to achieve its growth objectives.

Issuance of Future Shares May Dilute Investor Share Value

     The Certificate of Incorporation, as amended, of Beverly Hills authorizes the issuance of 50,000,000 shares of common stock and 25,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common stock and/or all or part of the preferred stock may result in substantial dilution in the percentage of Beverly Hills' common stock held by its then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by Beverly Hills. The issuance of Beverly Hills shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for Beverly Hills' common stock.

Penny Stock Regulation

     Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Beverly Hills' securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell Beverly Hills' securities. The foregoing required penny stock restrictions will not apply to Beverly Hills' securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of Beverly Hills' securities will reach or maintain such a level.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        Not applicable.

ITEM 5. OTHER EVENTS

        Successor Issuer Election.

     Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, upon effectiveness of the Acquisition, Beverly Hills became the successor issuer to Keynote for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective February 23, 2000.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The sole officer and director of Keynote has resigned upon closing of the Acquisition and the Directors as set forth in Item 2 above have replaced such person.

ITEM 7. FINANCIAL STATEMENTS

AUDITED FISCAL YEAR END DECEMBER 31, 1998 AND 1997

 1.  Index to Financial Statements

 2.  Independent Auditor's Report                                          F-1

 3.  Balance Sheets, December 31, 1998 and 1997                            F-2

 4. Consolidated Statements of Operations for each of the years ended December 31, 1998 and 1997 and for the period from March 15, 1996
     (inception) to December 31, 1998                                      F-3

 5.  Consolidated Statements of Stockholder's Equity (deficiency in
     assets) since December 31, 1996                                       F-4

 6. Consolidated Statements of Cash Flows for each of the years ended December 31, 1998, and 1997 , and for the period from March 15,
     1996 (inception) to December 31, 1998                                 F-5

 7.  Notes to Financial Statements                                        F-6-10

 8.  Supplementary Information                                             F-11

 9.  Independent Auditors Report on Supplementary
     Information                                                           F-12

10.  Schedule 1 Consolidating Balance Sheet                                F-13

11.  Consolidating Statement of Operations                                 F-14

UNAUDITED FINANCIAL STATEMENTS FOR NINE MONTHS ENDED DECEMBER 30, 1999 AND 1998

12.   Balance Sheets, September 30, 1999                                   F-15

13.   Consolidated Statements of Operations for the nine months ended
        September 30, 1999                                                 F-16

14.   Consolidated Statements of Stockholder's Equity since December
      31, 1998                                                             F-17

15.   Consolidated Statements of Cash Flows for the nine months
        ended September 30, 1999                                           F-18


ITEM 8. CHANGE IN FISCAL YEAR

        Not applicable. The Company has a fiscal year ending on December 31.


EXHIBITS

 2.1 Agreement and Plan of Reorganization between Beverly Hills Ltd., Inc. and Keynote Acquisition Corporation, dated as of January 27, 2000.

 2.2 Amendment dated February 17, 2000 to Agreement and Plan of Reorganization, dated as of January 19, 2000.

 3.1  Amended and Restated Articles of Incorporation of Beverly Hills Ltd., Inc.

 3.2  Amended and Restated By-Laws of Beverly Hills Ltd., Inc.

27.1  Financial Data Schedule.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BEVERLY HILLS LTD., INC.



                                        By:    /s/ MARC BARHONOVICH
                                            -------------------------------
                                              Marc Barhonovich, President

Dated:  March 10, 2000

                        CONSOLIDATED FINANCIAL STATEMENTS

                           BEVERLY HILLS LIMITED, INC.
                          (A Development Stage Company)

                                December 31, 1998

Consolidated Financial Statements

BEVERLY HILLS LIMITED, INC.
(A Development Stage Company)

December 31, 1998

CONTENTS:

Independent Auditors' Report ..............................................    1

Consolidated Financial Statements:

  Consolidated Balance Sheets .............................................    2

  Consolidated Statements of Operations ...................................    3

  Consolidated Statements of Stockholders' Equity (Deficiency in Assets) ..    4

  Consolidated Statements of Cash Flows ...................................    5

  Notes to Consolidated Financial Statements ..............................    6

Independent Auditors' Report on Supplementary Information .................   12

Supplementary Information:

  Consolidating Balance Sheet .............................................   13

  Consolidating Statement of Operations ...................................   14

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Beverly Hills Limited, Inc.
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Beverly Hills Limited, Inc. (a development stage company) and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficiency in assets) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Beverly Hills Limited, Inc. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note H, the Company's recurring operating losses and lack of working capital raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to those matters is also described in Note H. The financial statements do not include adjustments that might result from the outcome of this uncertainty.




                                               /s/ SMITH & RADIGAN CPA'S, LLC
                                          --------------------------------------
                                               Smith & Radigan CPA's, LLC
Atlanta, Georgia
July 6, 1999

Consolidated Balance Sheets

BEVERLY HILLS LIMITED, INC.
(A Development Stage Company)

                                       ASSETS

                                                            December 31,
                                                     --------------------------
                                                          1998           1997
                                                     -----------    -----------
CURRENT ASSETS
  Cash                                               $        -0-   $       983
                                                     -----------    -----------
    TOTAL CURRENT ASSETS                                      -0-           983

PROPERTY AND EQUIPMENT
  Equipment                                                2,168              0
  Less:  allowance for depreciation                           60              0
                                                     -----------    -----------
                                                           2,108              0
                                                     -----------    -----------
  OTHER ASSETS
    Organization costs, net                                  463            695
                                                     -----------    -----------
                                                             463            695
                                                     -----------    -----------

                                                     $     2,571    $     1,678
                                                     ===========    ===========

           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)

                                                            December 31,
                                                     --------------------------
                                                          1998           1997
                                                     -----------    -----------
CURRENT LIABILITIES
  Cash overdraft                                     $    41,310    $        -0-
  Accrued interest                                        61,677         29,677
  Accounts payable                                        48,782            648
  Loans payables to affiliates                           218,636        117,123
                                                     -----------    -----------
    TOTAL CURRENT LIABILITIES                            370,405        147,448

LONG-TERM DEBT
  Notes payable to stockholder                           416,000        129,000

STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)
  Preferred stock, par value $0.001 per share:
    Authorized X 25,000,000 shares
    Issued and outstanding X -0- shares                       -0-            -0-
  Common stock, par value $0.001 per share:
    Authorized for 1998 -- 50,000,000 shares
    Issued and outstanding -- 11,568,134                  11,568
    Authorized for 1997 -- 20,000,000 shares
    Issued and outstanding -- 11,001,509                                 11,002
  Additional paid-in capital                             685,944        100,542
  Retained deficit (accumulated deficit during
    development stage of $1,432,936)                  (1,481,346)      (386,314)
                                                     -----------    -----------
                                                        (783,834)      (274,770)
                                                     -----------    -----------

                                                     $     2,571    $     1,678
                                                     ===========    ===========

The Notes to Consolidated Financial Statements are an integral part of these Statements.

Consolidated Statements of Operations

BEVERLY HILLS LIMITED, INC.
(A Development Stage Company)

                                                                    Total Since
                                                                   Inception of
                                        For the Years Ended         Development
                                            December 31,               Stage
                                   ----------------------------      on 3/15/96
                                       1998           1997          to 12/31/98
                                   ------------    ------------    ------------
OPERATING EXPENSES
  Advertising                      $      6,020    $        -0-    $      6,020
  Amortization and depreciation             292             271             563
  Dues and subscriptions                    897             310           1,207
  Insurance                              31,830             691          32,521
  Licenses and permits                      670             260             930
  Office expense                         20,861          14,509          35,370
  Professional fees                     555,224          44,126         599,654
  Rental expense                         10,479           6,419          16,898
  Service charges                        34,652          16,488          65,017
  Travel and entertainment              186,784          49,641         305,527
  Utilities                              22,928          10,821          33,749
  Taxes                                     540             540           1,080
  Miscellaneous                          23,855           3,775          27,630
                                   ------------    ------------    ------------

    Total operating expense             895,032         147,851       1,126,166
                                   ------------    ------------    ------------

OPERATING LOSS BEFORE NON
  RECURRING ITEM                       (895,032)       (147,851)     (1,126,166)

NON RECURRING ITEM
  Loss on abandoned development         200,000         106,770         306,770
                                   ------------    ------------    ------------

NET LOSS                           $ (1,095,032)   $   (254,621)   $ (1,432,936)
                                   ============    ============    ============

NET LOSS PER SHARE                 $       (.10)   $       (.05)   $       (.24)
                                   ============    ============    ============

WEIGHTED AVERAGE COMMON SHARES       11,143,402       5,084,250       6,122,677
                                   ============    ============    ============

The Notes to Consolidated Financial Statements are an integral part of these Statements.


                                       F3

Consolidated Statements of Stockholders' Equity (Deficiency in Assets)

BEVERLY HILLS LIMITED, INC.
(A Development Stage Company)

                                                                                         Paid-In
                                                             Common Stock                Capital
                                                    ------------------------------     (Discount         Retained
                                                      No. of                           on Common         Earnings
                                                      Shares            Amount            Stock)        (Deficit)          Total
                                                    -----------    ---------------    -----------    ---------------    -----------
Balance at December 31, 1996                         12,276,958    $       122,770    $   (81,902)   $      (131,693)   $   (90,825)
February 1997, stock issued
  For services at par value                           2,718,042             27,180            -0-                -0-         27,180
July 1997, 10 to 1 reverse
  stock split                                       (13,495,491)               -0-            -0-                -0-            -0-
August 1997, stock issued for
  loan repayment                                      8,502,000             85,020        (48,524)               -0-         36,496
October 1997, stock issued
  for acquisition of subsidiary                       1,000,000             10,000         (3,000)               -0-          7,000
December 1997 par value amended
  from $0.01 to $0.001                                      -0-           (233,968)       233,968                -0-            -0-
Net loss for the year ended
  December 31, 1997                                         -0-                -0-            -0-           (254,621)      (254,621)
                                                    -----------    ---------------    -----------    ---------------    -----------

Balance at December 31, 1997                         11,001,509    $        11,002    $   100,542    $      (386,314)   $  (274,770)

January 1998, stock issued for
  services                                              178,225                178        178,047                -0-        178,225
January 1998, stock issued for cash                     362,000                362        379,638                -0-        380,000
December 1998, stock issued for services                  2,100                  2          2,098                -0-          2,100
December 1998, stock issued for cash                     24,300                 24         25,619                -0-         25,643
Net loss for the year ended
  December 31, 1998                                         -0-                -0-            -0-         (1,095,032)    (1,095,032)
                                                    -----------    ---------------    -----------    ---------------    -----------
Balance at December 31, 1998                         11,568,134    $        11,568    $   685,944    $    (1,481,346)   $  (783,834)
                                                    ===========    ===============    ===========    ===============    ===========

Reconciliation of retained deficit
  during development stage:

Retained deficit from operations
  at March 15, 1996                                                                                  $       (48,410)
Net loss from development stage
  for the period March 16, 1996
  to December 31, 1996                                                     (83,283)
Net loss from development stage for
  the year ended December 31, 1997                                                       (254,621)
Net loss from development stage for
  the year ended December 31, 1998                                                     (1,095,032)
                                                                                      -----------
Accumulated retained deficit during
  development stage at December 31, 1998                                                                  (1,432,936)
                                                                                                     ---------------

Retained deficit at December 31, 1998                                                                $    (1,481,346)
                                                                                                     ===============

The Notes to Consolidated Financial Statements are an integral part of these Statements.


                                       F4

Statements of Cash Flows

BEVERLY HILLS LIMITED, INC.
(A Development Stage Company)

                                                                                 Total Since
                                                                                 Inception of
                                                        For the Years Ended      Development
                                                            December 31,           Stage
                                                   --------------------------    on 3/15/96
                                                       1998           1997       to 12/31/98
                                                   -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                         $(1,095,032)   $  (254,621)   $(1,432,936)
  Adjustments to reconcile net loss to
    net cash provided by operating activities:
      Common stock issued for services                 180,325         34,181        214,506
      Amortization and depreciation                        292            232            758
      Decrease (increase) in:
        Organization costs                                 -0-            -0-         (1,161)
        Development costs                                  -0-        106,770            -0-
      Increase (decrease) in:
        Accounts payable                                26,594         21,539         48,582
        Accrued interest                                32,000         15,800         61,677
                                                   -----------    -----------    -----------
          Total adjustments                            239,211        178,522        324,362
                                                   -----------    -----------    -----------
           Net cash used by operating activities      (855,821)       (76,099)    (1,108,574)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash payments for office equipment                    (2,168)           -0-         (2,168)
                                                   -----------    -----------    -----------
           Net cash used by investing
             activities                                 (2,168)           -0-         (2,168)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from loans                                  410,053        112,446        634,636
  Proceeds from issuance of common stock               405,643            -0-        434,796
  Principal payments from stockholder
    loans                                                  -0-            -0-         (3,505)
                                                   -----------    -----------    -----------

            Net cash provided by
              financing activities                     815,696        112,446      1,065,927
                                                   -----------    -----------    -----------

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS                                     (42,293)        36,347        (44,815)
CASH AND CASH EQUIVALENTS (OVERDRAFT)
  AT BEGINNING OF YEAR                                     983        (35,364)         3,505
                                                   -----------    -----------    -----------

CASH AND CASH EQUIVALENTS (OVERDRAFT)
  AT END OF YEAR                                   $   (41,310)   $       983    $   (41,310)
                                                   ===========    ===========    ===========

NON-CASH TRANSACTIONS:
  Par value amended from $.01 to $.001             $       -0-    $   233,968    $   233,968
                                                   ===========    ===========    ===========
  Common stock issued for loan
    repayment                                      $       -0-    $    36,495    $    36,495
                                                   ===========    ===========    ===========

The Notes to Consolidated Financial Statements are an integral part of these Statements.

Notes to Consolidated Financial Statements

BEVERLY HILLS LIMITED, INC.
(A Development Stage Company)

December 31, 1998

Note A -- Summary of Significant Accounting Policies

      Organization

Beverly Hills Limited, Inc. (the Company, traded on NASDAQ Bulletin Board) was first incorporated in Utah on April 29, 1939 as Ophir Queen Mines Company. On June 15, 1974, Ophir Queen Mines Company changed its name to Hawk International. The Company had substantial operations until March 15, 1996 when the Company discontinued operations and entered the Development Stage. Subsequent to the merger (see Note B), Hawk International changed its name to Beverly Hills Country Club on February 28, 1998. Beverly Hills Country Club then changed its name to Beverly Hills Limited, Inc. on August 13, 1998.

The Company is a developmental stage company as defined in Financial Accounting Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital and searching for a business operation with which to merge, or assets to acquire, in order to generate significant operations.

      Principles of Consolidation

The financial statements include the accounts of the Company and its wholly-owned subsidiary, HMW Golf d/b/a The Hanlon Group (a Development Stage Company). All intercompany transactions have been eliminated.

      Accounting Method

The Company recognized income and expense on the accrual basis of accounting.

      Earnings (Loss) Per Share

The computation of earnings per share of common stock is based on the weighted average number of shares outstanding at the date of the financial statements.

      Cash and Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

      Property and Equipment

All property and equipment is recorded at cost and depreciated over their estimated useful lives, which is three years for computers, using the straight-line method. Depreciation expense for the year ended December 31, 1998 totaled $60.

      Organization Costs

Organization costs are being amortized over a five year period on a straight-line basis. Amortization expense totaled $232 for each of the years ended December 31, 1998 and 1997.

BEVERLY HILLS LIMITED, INC.
(A Development Stage Company)

December 31, 1998

Note A -- Summary of Significant Accounting Policies -- Continued

                                                         1998              1997
                                                         ----              ----

Organization Costs                                    $ 1,161           $ 1,161
Accumulated Amortization                                 (698)             (466)
                                                      -------           -------
                                                      $   463           $   695
                                                      =======           =======

      Income Taxes

The Company accounts for income taxes under the liability method. Under this method, deferred income taxes are recorded to reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income taxes.

      Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note B -- Acquisition of HMW Golf d/b/a The Hanlon Group

On October 27, 1997, the Company acquired one-hundred percent of the common stock of HMW Golf d/b/a The Hanlon Group (the Subsidiary) a Georgia corporation, in exchange for not less than ten percent of the outstanding common stock (1,000,000 shares) of the Company. The acquisition was recorded as a pooling of interest method of accounting. Prior to this acquisition, the Subsidiary's year end was October 31st. The Subsidiary changed its year end to December 31st to correspond with the Company's.

Revenues and net income for the Company and the pooled subsidiary prior to their respective merger for the years ended December 31, were as follows:

                                                    1998                 1997
                                                ----------            ----------
Revenues
   Company                                      $      -0-            $      -0-
   Pooled subsidiary                                   -0-                   -0-
                                                ----------            ----------
   Combined                                     $      -0-            $      -0-
                                                ----------            ----------
Net loss
   Company                                      $  896,236            $   27,180
   Pooled subsidiary                               198,797               227,441
                                                ----------            ----------
   Combined                                     $1,095,033            $  254,621
                                                ==========            ==========

BEVERLY HILLS LIMITED, INC.
(A Development Stage Company)

December 31, 1998

Note C -- Loans Payable to Stockholders and Affiliates

Stockholders of the Company, officers and affiliates of the Company made multiple loans to the Company to fund working capital. Loans in the amount of $218,636 and $117,123 at December 31, 1998 and 1997, respectively, have no stated interest rate and are due on demand.

A stockholder of the Company loaned the Company $416,000 through December 31, 1998, of which $129,000 was outstanding at December 31, 1997. These loans are secured by the assets of the Company. The notes accrue interest at ten percent per annum. Interest is due monthly. The balance of accrued interest at December 31, 1998 was $61,677. The note plus accrued interest is due on April 30, 2001 or upon an event of default, as defined, or a private placement or public offering.

Note D -- Provision for Income Taxes

No provision for income taxes have been recorded due to net operating loss carryforwards totaling approximately $1,446,000 that will be offset against future taxable income. Substantially all NOL carryforwards begin to expire in the year 2017. No tax benefit has been reported in the financial statements because the Company's future income is unpredictable. No federal tax expense has been recognized for 1998 and 1997 due to loss carryforwards.

                                           1998          1997
                                       ----------     ----------
   Tax assets
     NOL carryforwards                 $  457,600     $  112,500
     Valuation allowance                 (457,600)      (112,500)
                                       ----------      ----------

     Total                             $      -0-     $      -0-
                                       ==========     ==========

Note E -- Stock Restrictions

Certain shares of common stock have been issued to officers or employees of the Company. These shares are considered restricted for two years as to saleability. Restricted shares totaled 10,937,250 at December 31, 1998 and 8,569,307 at December 31, 1997.

Note F -- Leases

The Subsidiary leases office space and office equipment. The noncancelable leases are accounted for as operating leases for financial reporting purposes. Charges to rent expense for the years ended December 31, 1998 and 1997 are $10,479 and $6,419, respectively.

BEVERLY HILLS LIMITED, INC.
(A Development Stage Company)

December 31, 1998

Note F -- Leases -- Continued

At December 31, 1998, the future minimum lease payments from the operating leases consisted of the following:

                        1999                       $   4,175
                        2000                           5,675
                        2001                             434
                                                   ---------
                                                   $  10,284
                                                   =========

Note G -- Loss on Abandoned Development

The Company engaged in Golf Course Development projects which were later abandoned due to lack of financing. The loss on abandoned developments totaled $200,000 and $106,770 during the years ended December 31, 1998 and 1997, respectively.

Note H -- Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has minimal assets, has lacked working capital for the past several years, and is dependent upon financing to continue operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management is currently seeking potential business acquisitions and/or business opportunities.

Note I -- Subsequent Event

On January 26, 1999, the Company acquired one-hundred percent of common stock (500 shares) of Pro's Edge Wholesale, Inc., a Florida corporation for $200,000. In addition, the Company also acquired one-hundred percent of common stock (100 shares) of Golf Shoes Plus, Inc., a Florida corporation, for a total purchase price of $907,400 in cash and stock. The cash requirement totaled $242,400 with a down payment of $50,000 on the date of sale; and, the remaining $192,400 to be paid over a six-month period beginning August 1, 1999. The stock requirement is the number of restricted shares of common stock which shall be determined by dividing the sum of $665,000 by the market value of each share on January 26, 1999. Pro's Edge Wholesale, Inc. and Golf Shoes Plus, Inc. sell golf supplies and equipment.

In January 1999, the Company began an Internet auction website. Revenues will be generated from bids and will be used to fund working capital.

BEVERLY HILLS LIMITED, INC.
(A Development Stage Company)

December 31, 1998

Note I -- Subsequent Event -- Continued

On March 18, 1999, the Company purchased Briar & Wood, Inc., a magazine publisher, for $250,000 plus $125,000 due on September 1, 1999 and $125,000 on March 31, 2000. The Company is also required to pay a remaining amount based on 2001 earnings before interest, taxes, depreciation and amortization. The payment range is based on earnings from zero to over $6,000,000 with multiples that range from 3 to 6. The balance of the purchase shall be paid over a period depending on the amount of the payout.

On March 31, 1999, the Company acquired Focused Media Limited (Focused) by exchanging 300,000 shares of restricted common stock and $100,000 cash for one-hundred percent of the shares of Focused.

                            SUPPLEMENTARY INFORMATION

            INDEPENDENT AUDITORS' REPORT ON SUPPLEMENTARY INFORMATION

To the Stockholders of
Beverly Hills Limited, Inc.
(A Development Stage Company)

Our report on our audit of the consolidated financial statements of the Beverly Hills Limited, Inc. (A Development Stage Company) for the years ended December 31, 1998 and 1997 appears on page 1. These audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidating information on Schedules 1 and 2 is presented for purposes of additional analysis of the consolidated financial statements for 1998 and is not a required part of the consolidated financial statements for 1998. Such information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.




                                                /s/ SMITH & RADIGAN CPA'S, LLC
                                             ----------------------------------
                                                Smith & Radigan CPA's, LLC
Atlanta, Georgia
July 6, 1999

Consolidating Balance Sheet                                           Schedule 1

BEVERLY HILLS LIMITED, INC.
(A Development Stage Company)

December 31, 1998

                                       ASSETS
                                                                     HMW
                                                              Golf, Inc.
                                            Beverly Hills      d/b/a The   Eliminating          1998
                                            Limited, Inc.   Hanlon Group       Entries         Total
                                            -------------   ------------   -----------   -----------
CURRENT ASSETS
  Advance to affiliate                       $    91,803    $       -0-    $   (91,803)  $       -0-

PROPERTY AND EQUIPMENT
  Office equipment                                 2,168            -0-            -0-         2,168
  Less allowance for depreciation                     60            -0-            -0-            60
                                             -----------    -----------    -----------   -----------
    Net property and equipment                     2,108            -0-            -0-         2,108

OTHER ASSETS
  Organization costs, net                            -0-            463            -0-           463
  Investment (deficit) in
    subsidiary                                  (471,765)           -0-        471,765           -0-
                                             -----------    -----------    -----------   -----------
                                                (471,765)           -0-        471,765           463
                                             -----------    -----------    -----------   -----------
                                             $  (377,854)   $       463    $   379,962   $     2,571
                                             ===========    ===========    ===========   ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)

CURRENT LIABILITIES
  Cash (balance) overdraft                   $    41,357    $       (47)   $       -0-   $    41,310
  Accrued interest                                15,491         46,186            -0-        61,677
  Accounts payable                                48,782            -0-            -0-        48,782
  Advance from affiliate                             -0-         91,803        (91,803)          -0-
  Loans payable to stockholders                   52,350        166,286            -0-       218,636
                                             -----------    -----------    -----------   -----------
    Total current liabilities                    157,980        304,228        (91,803)      370,405

LONG-TERM DEBT                                   248,000        168,000            -0-       416,000

STOCKHOLDERS' EQUITY (DEFICIENCY ASSETS)
  Preferred stock, par value $0.001
    per share:
      Authorized -- 25,000,000 shares
      Issued and outstanding --
        -0- shares                                   -0-            -0-            -0-           -0-
  Common stock, par value $0.001
    per share:
      Authorized -- 50,000,000 shares
      Issued and outstanding -- 11,568,134        11,568            100           (100)       11,568
  Additional paid-in capital                     685,944         37,353        (37,353)      685,944
  Retained deficit (accumulated
    deficit during development
    stage of $1,171,259)                      (1,481,346)      (509,218)       509,218    (1,481,346)
                                             -----------    -----------    -----------   -----------
                                                (783,834)      (471,765)       471,765      (783,834)
                                             -----------    -----------    -----------   -----------
                                             $  (377,854)   $       463    $   379,962   $     2,571
                                             ===========    ===========    ===========   ===========

               See Auditors' Report on Supplementary Information.

Consolidating Statement of Operations Schedule 2

BEVERLY HILLS LIMITED, INC.
(A Development Stage Company)

December 31, 1998

                                                           HMW
                                                    Golf, Inc.
                                  Beverly Hills      d/b/a The   Eliminating          1998
                                  Limited, Inc.   Hanlon Group       Entries         Total
                                  -------------   ------------   -----------   -----------
  REVENUES                        $       -0-    $       -0-    $       -0-    $       -0-

  OPERATING EXPENSES
    Advertising                           -0-          6,020            -0-          6,020
    Amortization and depreciation          60            232            -0-            292
    Dues and subscriptions                547            350            -0-            897
    Insurance                          25,746          6,084            -0-         31,830
    Licenses and permits                  671            -0-            -0-            670
    Office expense                      7,504         13,357            -0-         20,861
    Professional fees                 538,791         16,433            -0-        555,224
    Rental expense                        165         10,314            -0-         10,479
    Interest                           16,199         18,453            -0-         34,652
    Travel and entertainment           74,285        112,499            -0-        186,784
    Utilities                           7,545         15,383            -0-         22,928
    Taxes                                 -0-            540            -0-            540
    Miscellaneous                      24,722           (867)           -0-         23,855
                                  -----------    -----------    -----------    -----------
       Total operating expense        696,235        198,797            -0-        895,032
                                  -----------    -----------    -----------    -----------

  OPERATING LOSS                     (696,235)      (198,797)           -0-       (895,032)

  LOSS ON ABANDONED DEVELOPMENT      (200,000)           -0-            -0-        200,000

  LOSS FROM SUBSIDIARY               (198,797)           -0-        198,797            -0-
                                  -----------    -----------    -----------    -----------
  NET LOSS                         (1,095,032)      (198,797)       198,797     (1,095,032)

  RETAINED EARNINGS (DEFICIT) AT
    BEGINNING OF YEAR                (386,314)      (310,421)      (310,421)      (386,314)
                                  -----------    -----------    -----------    -----------

  RETAINED EARNINGS (DEFICIT) AT
    END OF YEAR                   $(1,481,346)   $  (509,218)   $  (509,218)   $(1,481,346)
                                  ===========    ===========    ===========    ===========

                            BEVERLY HILLS LTD., INC.
                          Consolidated Balance Sheets
                                    Unaudited

                              ASSETS

                                                                      September
                                                                        1999
CURRENT ASSETS
   Cash in bank                                                      $   201,809
   Accounts receivable - net of $100,797 reserve                         763,677
   Inventories                                                           483,555
                                                                     -----------
             TOTAL CURRENT ASSETS                                      1,449,041
                                                                     -----------

PROPERTY & EQUIPMENT
   Equipment                                                             732,795
   Less: allowance for depreciation                                      421,027
                                                                     -----------
                                                                         311,768
                                                                     -----------
OTHER ASSETS
   Prepaid advertising & other                                         5,518,638
   Goodwill                                                            4,247,129
   Marketable security                                                    55,000
   Deposits & organization costs                                           4,709
                                                                     -----------
                                                                       9,825,476
                                                                     -----------
                                                                     $11,586,285
                                                                     ===========

      LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIENCY IN ASSETS)

CURRENT LIABILITIES
   Accounts payable                                                  $ 2,232,066
   Accrued expenses & unearned income                                    381,967
   Current portion of notes payable                                    2,299,374
                                                                     -----------
            TOTAL CURRENT LIABILITIES                                  4,913,407
                                                                     -----------

LONG TERM LIABILITIES
   Notes payable                                                       1,841,208
   Deferred income taxes                                                 -28,161
                                                                     -----------
                                                                       1,813,047
                                                                     -----------

Minority interest in subsidiary                                          515,000
                                                                     -----------

STOCKHOLDER'S EQUITY (DEFICIENCY IN ASSETS)
   Preferred stock, par value $0.001 per share
     Authorized 25,000,000 shares                                              0
   Common stock, par value $0.001 per
     Authorized 50,000,000 shares
     Issued and outstanding 12,503,000 & 11,568,000                       12,503
   Additional paid-in capital                                          7,547,743
   Common stock subscriptions & options                                  180,272
   Retained deficit                                                   -3,395,687
                                                                     -----------
                                                                       4,344,831
                                                                     -----------
                                                                     $11,586,285
                                                                     ===========
                                      F-15

                            BEVERLY HILLS LTD., INC.
                      Consolidated Statements of Operations
                                    Unaudited

                                                                     September
                                                                       1999
REVENUES
  Sale of golf related merchandise                                  $    951,988
  Magazine & advertising sales & fees                                    299,223
  Reservation service fees                                               204,738
  Miscellaneous income                                                     7,278
                                                                    ------------
       Total revenues                                                  1,463,227
                                                                    ------------

COST OF SALES
  Cost of merchandise, tickets & internet service                        766,459
  Cost of Freight                                                         22,433
  Cost of commissions,  payroll & taxes                                  446,382
                                                                    ------------
        Total cost of sales                                            1,235,274
                                                                    ------------

        GROSS PROFIT                                                     227,953
                                                                    ------------

SALES & MARKETING
  Advertising                                                             23,334
  Other marketing costs                                                  482,946
                                                                    ------------
        Total cost of sales & marketing                                  506,280
                                                                    ------------

GENERAL & ADMINISTRATIVE
  Gen & Admin Payroll & Taxes                                          1,289,432
  Professional fees - legal, accounting & consulting                   1,012,396
  Travel & entertainment                                                 181,295
  Other Gen & Admin Costs                                                107,226
                                                                    ------------
                                                                       2,590,349
                                                                    ------------

OTHER COSTS
  Insurance                                                               40,881
  Telephone                                                               54,587
  Utilities                                                               16,194
  Rent                                                                   155,709
  Depreciation & amortization                                            110,855
                                                                    ------------
                                                                         378,226
                                                                    ------------
                                                                       3,474,855
                                                                    ------------

OPERATING LOSS BEFORE INTEREST &
  NON-RECURRING ITEMS                                                 -3,246,902
  Gain on sale of interest in subsidiary                               1,485,000
  Loss on abandoned projects                                                   0
  Profit on subs prior to acquisition                                     42,278
  Interest expense                                                       111,785
                                                                    ------------

NET LOSS                                                            $ -1,915,965
                                                                    ============

                               BEVERLY HILLS LTD.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                    UNAUDITED

                                            COMMON STOCK           COMMON STOCK SUBSCRIPTIONS & OPTIONS
                                       ----------------------      --------------          ------------  ADDITIONAL PAID
                                       NO. OF SHARES   AMOUNT      NO. OF SHARES              AMOUNT        IN CAPITAL
                                       ----------------------      --------------          ------------  ---------------
Balance at December 31,1998             11,568,134     11,568                                                    685,944

1st Qtr, 1999:
Golf Shoes Plus Acquisition                 80,606         79                                                    664,921
Stock issued for cash                    1,062,000       1062                                                  1,275,938
Stock issued for services                  347,112        347                                                    346,765
Stock subscribed for services                                              75,000                    75           74,925
Focused Media Acquisition                  300,000        300                                                  2,474,700
Employee stock options                                                       1644                  1644

2nd Qtr, 1999:
Stock subscribed for services                                                5000                     5             4995
Employee stock options                                                     82,894                82,894

3rd Qtr, 1999:
Stock issued for services                1,088,790       1089
Stock subscribed for services                                             260,000                   260        2,020,990
Employee stock options                                                     95,394                95,394
Net loss for period ended 9/30/99
Amounts arising from foreign
currency fluctuations & consolidation                   -1942                                                      -1435
                                        ---------------------      --------------          ------------  ---------------
Balance at September 30, 1999           14,446,642     12,503             519,932               180,272        7,547,743
                                        ======================     ===============         ============  ===============

                                            RETAINED
                                        EARNINGS (DEFICIT)         TOTAL
                                        --------------------------------
Balance at December 31,1998                     -1,481,346      -783,834

1st Qtr, 1999:
Golf Shoes Plus Acquisition                                      665,000
Stock issued for cash                                          1,277,000
Stock issued for services                                        347,112
Stock subscribed for services                                     75,000
Focused Media Acquisition                                      2,475,000
Employee stock options                                             1,644

2nd Qtr, 1999:
Stock subscribed for services                                      5,000
Employee stock options                                            82,894

3rd Qtr, 1999:
Stock issued for services                                          1,089
Stock subscribed for services                                  2,021,250
Employee stock options                                            95,394
Net loss for period ended 9/30/99               -1,915,965    -1,915,965
Amounts arising from foreign
currency fluctuations & consolidation                 1624        -1,753
                                        --------------------------------
Balance at September 30, 1999                   -3,395,687     4,344,831
                                        =================================

                            BEVERLY HILLS LTD., INC.
                            Statements of Cash Flows
                                    Unaudited

                                                                     September
                                                                        1999
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                        $  -1,915,965
   Adjustments to reconcile net loss
      to net cash provided by operating activities:
         Common stock issued for services                              2,629,383
         Amortization & depreciation                                     420,967
         (Increase) decrease in:
            Accounts receivable                                         -763,677
            Inventories                                                 -483,555
         Increase (decrease) in:
            Accounts payable and accruals                              2,475,413
                                                                    ------------
               Total adjustments                                       4,278,531
                                                                    ------------
                                                                    ------------
                  Net cash used by operating activities                2,362,566
                                                                    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Cash payments for equipment                                          -730,627
   Prepaid advertising costs                                          -5,518,638
   Goodwill                                                           -4,245,505
   Marketable security                                                   -55,000
   Cash deposit                                                           -4,246
                                                                    ------------
                                                                    ------------
                  Net cash used by investing activities              -10,554,016
                                                                    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Minority interest in subsidiary                                       515,000
   Proceeds from stockholder loans                                     3,505,946
   Common stock issued for acquisitions                                3,136,623
   Proceeds from issuance of common stock                              1,277,000
                                                                    ------------
                  Net cash provided by financing activities            8,434,569
                                                                    ------------

NET INCREASE(DECREASE) IN CASH AND
     CASH EQUIVALENTS                                                    243,119
CASH AND CASH EQUIVALENTS ( OVERDRAFT)
     AT THE BEGINNING OF YEAR                                            -41,310
                                                                    ------------

CASH AND CASH EQUIVALENTS (OVERDRAFT)
     AT THE END OF THE YEAR                                         $    201,809
                                                                    ============